UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2014

REMARK MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 701-9514

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 29, 2014, Remark Media, Inc. (the “Company”) issued a Senior Secured Convertible Term Note in the original principal amount of $3,500,000 (the “January 2014 Note”) to Digipac, LLC (“Digipac”) in exchange for $3,500,000 in cash.  The January 2014 Note bears interest at a rate of 6.67% per annum for the first year and 8.67% per annum thereafter, with interest payable quarterly and all unpaid principal and any accrued but unpaid interest due and payable on the second anniversary of its issuance.  The Company may prepay all or a portion of the January 2014 Note at any time upon at least 15 days’ prior written notice to Digipac.  The Company’s issuance of the January 2014 Note was authorized and approved by the Audit Committee of the Company’s Board of Directors (the “Board”), as well as by the full Board.

At the time of the issuance of the January 2014 Note, Digipac held 3,556,672 shares of the Company’s common stock (“Common Stock”) and approximately an additional 675,925 shares of the Common Stock were issuable upon the conversion of the unpaid principal and accrued but unpaid interest under a Senior Secured Convertible Term Note of the Company dated November 13, 2013 in the original principal amount of $2,500,000 held by Digipac.  Kai-Shing Tao, the Company’s Chairman of the Board and Chief Executive Officer, is the manager and a member of Digipac, and as a result has the power to vote and dispose of the securities held by Digipac.  Douglas Osrow, the Company’s Chief Financial Officer, also is a member of Digipac.

At any time, Digipac may elect to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under the January 2014 Note into shares of Common Stock at a conversion price of $5.03 per share (the “Conversion Price”).  The Company also may elect to convert all or any portion of the outstanding principal amount and accrued but unpaid interest under the January 2014 Note into Common Stock at the Conversion Price if the volume weighted average price of the Common Stock is equal to at least 150% of the Conversion Price for at least 30 of the 40 trading days immediately prior to the date of the Company’s election.  The January 2014 Note also provides that the Company and Digipac will negotiate and enter into a registration rights agreement providing Digipac with demand and piggyback registration rights with respect to the shares of Common Stock underlying the January 2014 Note.

The foregoing description of the January 2014 Note is not complete and is qualified in its entirety by reference to the full text of the January 2014 Note, which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

On January 29, 2014, in connection with the issuance of the January 2014 Note, the Company and Digipac entered into Amendment Number Three to Security Agreement (the “Third Amendment”).  The Third Amendment amends that certain Security Agreement dated as of November 23, 2012 by and between the Company and Digipac (the “Security Agreement”) to include the Company’s obligations under the January 2014 Note as obligations secured by the Security Agreement.  The Security Agreement provides that the Company’s obligations are secured by all assets of the Company other than the shares of common stock of Sharecare, Inc. owned by the Company.

The foregoing description of the Third Amendment is not complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above pertaining to the issuance of the January 2014 Note is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 above pertaining to the issuance of the January 2014 Note is incorporated by reference into this Item 3.02.

The offer and sale of the January 2014 Note were made in reliance upon an exemption from the registration requirements pursuant to Section 4(2) under the Securities Act of 1933, as amended, based upon representations made by Digipac to the Company in the January 2014 Note.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Senior Secured Convertible Note, dated January 29, 2014, made by Remark Media, Inc. for benefit of Digipac, LLC.
10.1	Amendment Number Three to Security Agreement, dated as of January 29, 2014, by and between Remark Media, Inc. and Digipac, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK MEDIA, INC.

Dated: February 4, 2014	By:	/s/ Douglas Osrow
Name: Douglas Osrow
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Secured Convertible Note, dated January 29, 2014, made by Remark Media, Inc. for benefit of Digipac, LLC.
10.1	Amendment Number Three to Security Agreement, dated as of January 29, 2014, by and between Remark Media, Inc. and Digipac, LLC.